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Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equifax Director and Executive Stock Deferral Plan of Equifax Inc. of our report dated January 22, 2003, with respect to the consolidated financial statements of Equifax Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
November 11, 2003

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Consent of Independent Auditors